Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Neoprobe Corporation, a Delaware corporation (the “Company”), hereby appoints David C. Bupp and Brent L. Larson as his true and lawful attorneys-in-fact, or either of them, with power to act without the other, as his true and lawful attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-3, including exhibits thereto and all documents in connection therewith (the “Registration Statement”) and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed these presents this 2nd day of August, 2010.

Signature	Title

/s/ David C. Bupp	President, Chief Executive Officer
David C. Bupp	and Director
(principal executive officer)

/s/ Brent L. Larson	Senior Vice President, Chief
Brent L. Larson	Financial Officer, Treasurer and
Secretary (principal financial officer
and principal accounting officer)

/s/ Carl J. Aschinger, Jr.	Chairman of the Board of
Carl J. Aschinger, Jr.	Directors

/s/ Gordon A. Troup	Vice Chairman of the Board of
Gordon A. Troup	Directors

Director
Kirby I. Bland, M.D.

/s/ Brendan A. Ford	Director
Brendan A. Ford

Director
Owen E. Johnson, M.D.

/s/ Fred B. Miller	Director
Fred B. Miller

/s/ Eric K. Rowinsky	Director
Eric K. Rowinsky, M.D.